Exhibit 99.1

             Volt Information Sciences Reports Higher Fourth Quarter
                            and Fiscal Year Earnings

    NEW YORK--(BUSINESS WIRE)--Dec. 22, 2003--Volt Information Sciences, Inc. (NYSE: VOL) today reported net income of $6.9 million for the fourth quarter ended November 2, 2003, a 43% increase over the comparable quarter of the previous year. Net income for the year was $4.8 million compared to a loss of $32.8 million in fiscal 2002. Attached is a summary of the Company's results of operations and notes thereto. The notes in the attachment are an integral part of the summary.
    The Company will conduct a conference call webcast at 11:00 A.M.
(EST) today to discuss fourth quarter and year-end results. The conference call dial-in number is 1-888-790-3149, passcode: Fourth Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.

    Fourth Quarter of Fiscal 2003 Results

    For the fourth quarter ended November 2, 2003, the Company reported net income of $6.9 million, or $0.45 per share, on net sales of $438.8 million, compared to net income of $4.8 million, or $0.32 per share, on net sales of $399.6 million for the comparable quarter of the previous year.

    Fiscal Year 2003 Results

    For the fiscal year 2003, the Company reported net income of $4.8 million, or $0.31 per share, on net sales of $1.6 billion, compared to a net loss of $32.8 million, or $2.16 per share, on net sales of $1.5 billion, for the previous year. The previous year's results included non-recurring and other items as noted below.

    Non-recurring items in fiscal 2002 results included the following:

    -- A non-cash charge of $31.9 million, or $2.10 per share, for goodwill impairment as of November 5, 2001, presented as a Cumulative Effect of a Change in Accounting;

    -- A non-recurring charge of $2.1 million, ($1.3 million net of taxes or $0.08 per share), for the early payment of debt; and

    -- A net gain of $4.3 million, or $0.28 per share, including a tax benefit of $1.7 million, from discontinued operations resulting from the Company's sale of its 59% interest in Autologic Information International, Inc. that comprised the Company's Electronic Publication and Typesetting segment. The gain is comprised of a $4.5 million gain on the sale, partially offset by a $0.2 million loss on operations through November 30, 2001, the date of sale.

    The net income from continuing operations was $4.8 million, or $0.31 per share for fiscal 2003 compared to a loss of $5.2 million, or $0.34 per share for fiscal 2002.
    "In last year's press release I noted that the Company had made tremendous strides in rightsizing our business units during the troubled economic time without hindering our ability to take advantage of opportunities when the economy recovers" said William Shaw, Chairman and President. "Based on this year's improved results and our return to profitability, I am more than ever convinced that our strategy was correct. Although there is obviously a question mark as to the rate at which the economy will continue to improve, I believe our strategy of controlling business unit overhead, increasing market share and using our technological skill to stay ahead of competition will give our shareholders the growth they are expecting."

    STAFFING SERVICES

    The Staffing Services segment reported an operating profit for the fourth quarter of $12.5 million on $361.0 million in sales compared to an operating profit of $11.2 million on $325.7 million in sales for the comparable quarter of the previous year. Although increased unemployment insurance and workers' compensation costs, as well as intense competition that lowered markups, had a strong negative effect on profits, increased revenue and the excellent performance of VMC, the project management division, resulted in the increase of the segment's operating profit for the quarter and the year.

    COMPUTER SYSTEMS

    The segment reported an operating profit of $5.5 million for the fourth quarter, an increase of 132% compared to the $2.4 million for the comparable quarter of the previous year. Sales of products and services and the increase in directory assistance ASP outsourcing contributed to this increase, both for the quarter and the year. Of particular note was the increase in the operating performance of the segment's European subsidiaries, with a $5.1 million increase in revenue for the fourth quarter. Gross margin for the segment increased by 5.0 percentage points for the fourth quarter, while overhead as a percentage of sales decreased by 3.1 percentage points.

    TELEPHONE DIRECTORY

    This segment reported a fourth quarter operating profit of $3.1 million on $20.4 million in sales compared to a $4.2 million operating profit on $32.5 million in sales for the comparable quarter of the previous year. Fourth quarter profits were affected by a change in scheduling of the publication of certain community directories and the previously announced termination of a major directory production contract. However, operating profit for the full fiscal year 2003 increased to $7.7 million from $6.7 million in fiscal 2002, primarily as a result of a $1.7 million operating profit increase for DataNational's community directories.

    TELECOMMUNICATIONS SERVICES

    This segment reported a fourth quarter operating loss of $2.0 million on sales of $32.6 million compared to an operating loss of $1.9 million on sales of $24.0 million for the comparable quarter of the previous year. The continued contraction of capital spending in the telecommunications industry has made it extremely difficult to return this segment to profitability. However, reduction in overhead, rationalization realized from the merger of the two divisions of this segment and slightly higher revenue accounted for a $9.3 million annual reduction in losses compared to the previous fiscal year.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General corporate expenses for the fourth quarter and full fiscal year 2003 increased over the comparable prior year periods, primarily due to previously reported costs to meet disaster recovery requirements, including redundancy and business continuity for the Company's corporate systems and communications network.

    LIQUIDITY

    Cash and cash equivalents, excluding restricted cash, increased to $43.2 million at November 2, 2003 from $32.2 million at November 3, 2002. At November 2, 2003, the Company had sold a continuing participation interest in accounts receivable of $70.0 million under its securitization program and had the ability to finance up to an additional $30.0 million under that facility. On November 14, 2003, the Company sold an additional $10.0 million participation under this program, which terminates in April 2005. The Company is presently negotiating an increase in the securitization facility to $150.0 million in anticipation of the potential of increased revenue, as well as an extension of the term.
    In addition, the Company may borrow under a $40.0 million revolving credit facility, under which borrowings are limited by a specific borrowing base ($40.0 million available on November 2, 2003). This revolver expires in April 2004. To date, the Company has not borrowed under this facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.



                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                   SUMMARY OF RESULTS OF OPERATIONS

                             FOURTH QUARTER ENDED  FISCAL YEAR ENDED
                               Nov. 2,  Nov. 3,   Nov. 2,     Nov 3,
                                2003    2002 (1)   2003     2002 (1,2)
                              -------- -------- ---------- ----------
                              (In thousands, except per share amounts)

Net sales                     $438,758 $399,567 $1,609,857 $1,467,786
                              ======== ======== ========== ==========

Income (loss) from continuing
 operations before income
 taxes                        $ 11,433 $  8,631 $    8,047    ($7,507)
Income tax (provision) benefit  (4,548)  (3,817)    (3,286)     2,320
                              -------- -------- ---------- ----------
Income (loss) from continuing
 operations                      6,885    4,814      4,761     (5,187)

Discontinued operations-Note A                                  4,310

Cumulative effect of a change
 in accounting-Note B:
 Goodwill impairment                 -        -          -    (31,927)
                              -------- -------- ---------- ----------

Net income (loss)             $  6,885 $  4,814 $    4,761   ($32,804)
                              ======== ======== ========== ==========


                                           Per Share Data
Basic and Diluted:
  Income (loss) from
   continuing operations      $   0.45 $   0.32 $     0.31     ($0.34)
  Discontinued operations                                        0.28
  Cumulative effect of a
    change in accounting             -        -          -      (2.10)
                              -------- -------- ---------- ----------
   Net income (loss)          $   0.45 $   0.32 $     0.31     ($2.16)
                              ======== ======== ========== ==========

Weighted average number of
 shares outstanding-basic       15,220   15,217     15,218     15,217
                              ======== ======== ========== ==========

Weighted average number of
 shares outstanding-diluted     15,235   15,218     15,225     15,217
                              ======== ======== ========== ==========

(1) As previously announced, the Company has changed the method of reporting the revenues of its Professional Employer Organization ("PEO") subsidiary from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the three months and fiscal year ended November 3, 2002 have been reduced by $5.5 million and $20.1 million, respectively, with no effect on operating profit or the net results of the Company.

(2) Pursuant to the Company's adoption of SFAS No. 145, results for the fiscal year ended November 3, 2002 have been restated to give effect to the reclassification of a charge of $2.1 million ($1.3 million, net of taxes) arising from a March 2002 early payment of the Company's $30 million 7.92% Senior Notes to Other Expense, previously presented as an extraordinary item.






                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                                  Nov. 2,    Nov. 3,
                                                   2003       2002
                                                ---------- ----------
                                                (Unaudited)
ASSETS                                         (In thousands)
CURRENT ASSETS
  Cash and cash equivalents, including
   restricted cash $18,870 (2003) and
   $11,458 (2002)-Note C                        $   62,057 $   43,620
  Short-term investments                             4,149      3,754
  Trade receivables, net-Note D                    313,946    300,670
  Inventories                                       37,357     29,690
  Recoverable income taxes                           2,596      6,552
  Deferred income taxes                              8,722      8,343
  Prepaid expenses and other assets                 16,132     15,212
                                                ---------- ----------
TOTAL CURRENT ASSETS                               444,959    407,841

Property, plant and equipment, net                  82,452     89,294
Deposits and other assets                            2,300      3,380
Intangible assets, net-Note B                        8,982      9,075
                                                ---------- ----------
TOTAL ASSETS                                    $  538,693 $  509,590
                                                ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable to banks                        $    4,062 $    2,424
  Current portion of long-term debt                    371      1,524
  Accounts payable                                 153,979    154,054
  Accrued wages and commissions                     45,834     39,529
  Accrued taxes other than income taxes             16,741     18,525
  Other accruals                                    14,673      8,276
  Deferred income and other liabilities             27,665     19,009
                                                ---------- ----------
TOTAL CURRENT LIABILITIES                          263,325    243,341

Accrued insurance                                    4,098
Long-term debt                                      14,098     14,469
Deferred income taxes                               15,252     14,743

Stockholders' Equity                               241,920    237,037
                                                ---------- ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $  538,693 $  509,590
                                                ========== ==========





                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT

                             FOURTH QUARTER ENDED  FISCAL YEAR ENDED
                              Nov. 2,   Nov. 3,    Nov. 2,   Nov. 3,
                               2003     2002 (1)    2003    2002 (1,2)
                              -------- -------- ---------- ----------
                                       (Dollars in thousands)

Net Sales
---------
Staffing Services-Note C
  Traditional staffing        $342,393 $308,692 $1,269,242 $1,143,761
  Managed services             276,135  257,394  1,043,572    745,667
                              -------- -------- ---------- ----------
  Total gross sales            618,528  566,086  2,312,814  1,889,428
  Less non-recourse managed
   services                   (257,576)(240,381)  (967,379)  (679,110)
                              -------- -------- ---------- ----------
  Net Staffing Services sales  360,952  325,705  1,345,435  1,210,318
Telephone Directory             20,416   32,460     70,159     83,326
Telecommunications Services     32,613   23,962    112,839    108,872
Computer Systems                28,080   20,507     93,639     78,796
Elimination of intersegment
 sales                          (3,303)  (3,067)   (12,215)   (13,526)
                              -------- -------- ---------- ----------

Total Net Sales               $438,758 $399,567 $1,609,857 $1,467,786
                              ======== ======== ========== ==========

Income from Continuing
 Operations before Income
 Taxes:
-------------------------
Segment Operating Profit
 (Loss)
-------------------------
Staffing Services             $ 12,495 $ 11,194 $   21,072 $   20,469
Telephone Directory              3,090    4,207      7,674      6,712
Telecommunications Services     (2,039)  (1,943)    (3,986)   (13,259)
Computer Systems                 5,521    2,384     14,679      8,912
                              -------- -------- ---------- ----------
Total Segment Operating Profit  19,067   15,842     39,439     22,834

General corporate expenses      (7,665)  (5,855)   (27,668)   (22,704)
                              -------- -------- ---------- ----------

Total Operating Profit          11,402    9,987     11,771        130

Interest income and other
 expense                          (150)    (465)    (1,953)    (2,611)
Foreign exchange gain (loss),
 net                               573     (161)       299       (477)
Interest expense                  (392)    (730)    (2,070)    (4,549)
                              -------- -------- ---------- ----------

Income (Loss) from Continuing
 Operations before Income
 Taxes                        $ 11,433 $  8,631 $    8,047    ($7,507)
                              ======== ======== ========== ==========

(1) As previously announced, the Company has changed the method of reporting the revenues of its Professional Employer Organization ("PEO") subsidiary, of the Staffing Services segment, from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for three months and fiscal year ended November 3, 2002 have been reduced by $5.5 million and $20.1 million, respectively, with no effect on operating profit or the net results of the Company.

(2) Pursuant to the Company's adoption of SFAS No. 145, results for the fiscal year ended November 3, 2002 have been restated to give effect to the reclassification of a charge of $2.1 million ($1.3 million, net of taxes) arising from a March 2002 early payment of the Company's $30 million 7.92% Senior Notes to Other Expense, previously presented as an extraordinary item. (Notes Follow)






           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT

   Note A - The results of discontinued operations reflect the Company's percentage interest in the loss through November 30, 2001 of, and the Company's gain on the sale on that date of its interest in, its 59% owned publicly-held subsidiary, Autologic Information International, Inc. ("Autologic"), that comprised the Company's Electronic Publication and Typesetting segment. Autologic was acquired by Agfa Corporation through a tender offer for all of Autologic's outstanding shares and a subsequent merger. The Company received $24.2 million for its shares. The gain on the sale of $4.5 million, including a tax benefit of $1.7 million, was reflected in the Company's first quarter of fiscal 2002. The results of Autologic are classified as discontinued operations.

        B - As of the beginning of fiscal year 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under the new rules, beginning in fiscal 2002, goodwill and other intangibles with indefinite lives are no longer amortized, but are subject to testing, annually and whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable, using fair value methodology. The results of testing goodwill, upon the adoption of SFAS No. 142, resulted in a non-cash charge to earnings for goodwill impairment of $31.9 million as of November 5, 2001, which is presented as a Cumulative Effect of a Change in Accounting. The charge consisted of a write-down of goodwill of $23.9 million in the Staffing Services segment, primarily related to the goodwill of the IT staffing sector in Europe, and $8.0 million related to community directory acquisitions in the Telephone Directory segment and a joint venture.

        C - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the November 2, 2003 and November 3, 2002 balance sheets.

        D - On April 15, 2002, under a new securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of an initial pool approximating $162.0 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold was $70.0 million at November 2, 2003 and $60.0 million at November 3, 2002. Accordingly, the trade receivables included on the November 2, 2003 and November 3, 2002 balance sheets have been reduced to reflect the $70.0 million and $60.0 million participation interest sold, respectively. Subsequent to November 2, 2003, the Company sold an additional $10.0 million participation interest.



    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg or Ron Kochman
             212-704-2400
             voltinvest@volt.com